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----------------------------- TROUTMAN SANDERS LLP ----------------------------
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


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                                January 17, 2003



ATA Holdings Corp.
American Trans Air, Inc.
7337 West Washington Street
Indianapolis, Indiana  46231

         Re:      American Trans Air, Inc. - 2002-1 EETC Pass
                  Through Certificates

Ladies and Gentlemen:

         We are acting as special counsel to ATA Holdings Corp., an Indiana corporation formerly known as Amtran, Inc. ("ATA Holdings"), and American Trans Air, Inc., an Indiana corporation ("ATA"), in connection with the filing of a Registration Statement on Form S-4 (Registration No. 333-101423) (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of the registration under the Securities Act of (i) $203,612,000 aggregate principal amount of 8.328% Pass Through Certificates, Series 2002-1A (the "New Class A Certificates") and (ii) $56,280,000 aggregate principal amount of 10.699% Pass Through Certificates, Series 2002-1B (the "New Class B Certificates") (the New Class A Certificates and the New Class B Certificates are collectively referred to herein as the "New Certificates").

         The New Certificates are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8.328% Pass Through Certificates, Series 2002-1A and 10.699% Pass Through Certificates Series 2002-1B (collectively, the "Old Certificates") under
(i) the Pass Through Trust Agreement, dated as of March 28, 2002, between ATA Holdings, ATA and Wilmington Trust Company, as Trustee (the "Trustee"), made with respect to the formation of American Trans Air 2002-1A Pass Through Trust (the "Class A Trust") and the issuance of 8.328% Pass Through Certificates, Series 2002-1A (the "Class A Pass Through Trust Agreement"), and (ii) the Pass Through Trust Agreement, dated as of March 28, 2002, between ATA Holdings, ATA and the Trustee, made with respect to the formation of American Trans Air 2002-1B Pass Through Trust (the "Class B Trust") and the issuance of 10.699% Pass Through Certificates, Series 2002-1B (the "Class B Pass Through Trust Agreement" and, together with the Class A Pass Through Trust Agreement, the "Pass Through Trust Agreements"). Each of the New Class A Certificates and the New Class B




                ATLANTA o HONG KONG o LONDON o NORFOLK o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.


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      TROUTMAN SANDERS LLP
         ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

ATA Holdings Corp.
American Trans Air, Inc.
January 17, 2003
Page 2

certificates will represent a fractional undivided interest in (respectively) the Class A Trust and the Class B Trust (collectively, the "Trusts"). The applicable underlying payments on the New Certificates will be fully and unconditionally guaranteed under guarantee agreements (the "Guarantees") by ATA Holdings. In its individual capacity, Wilmington Trust Company is herein referred to as "WTC."

         In connection with this opinion letter, we have examined copies of the Registration Statement, including the Prospectus that forms a part of the Registration Statement, and the exhibits thereto. We have also examined executed counterparts, forms, or copies otherwise identified to our satisfaction of the following documents (collectively, the "Documents"): (i) the Pass Through Trust Agreements, (ii) the Exchange and Registration Rights Agreement, dated March 28, 2002, among ATA, ATA Holdings, the Trustee, Nyala Funding LLC and PK Airfinance US, Inc. (the "Registration Rights Agreement"), (iii) the forms of Old Certificates and New Certificates, each filed as an exhibit to the Registration Statement, and (iv) the Guarantees.

         We have also examined and relied on originals or copies of such other documents, such certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein, and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied, without independent investigation, upon the representations and warranties contained in the Documents.

         Based on the foregoing and upon an examination of such matters of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that when the New Certificates have been duly executed and authenticated in accordance with the terms of the applicable Pass Through Trust Agreement and have been delivered upon consummation of the Exchange Offer against receipt of the Old Certificates surrendered in exchange therefore in accordance with the terms of the Exchange Offer, (i) the New Class A Certificates will constitute valid and binding obligations of the Series A Trust, (ii) the New Class B Certificates will constitute valid and binding obligations of the Series B Trust, and (iii) the Guarantees will constitute valid and binding obligations of ATA Holdings.

         The foregoing opinion is subject to the following assumptions, exceptions, and qualifications:

                  A. The foregoing opinion is limited to the laws of the state of New York and the federal laws of the United States of America, except that we express no opinion with respect to




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      TROUTMAN SANDERS LLP
         ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

ATA Holdings Corp.
American Trans Air, Inc.
January 17, 2003
Page 3



(1) the laws, regulations, or ordinances of any county, town, or municipality or governmental subdivision or agency thereof, (2) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, and the Investment Company Act of 1940, (3) any federal or state tax, antitrust, or fraudulent transfer or conveyance laws, (4) the Employee Retirement Income Security Act of 1974, or (5) 49 U.S. Code subtitle VII, or any other laws, rules, or regulations governing, regulating, or relating to the acquisition, ownership, regulation, use, or sale of an aircraft, airframe, or aircraft engine or to the particular nature of the equipment acquired or to be acquired.

                  B. To the extent that any of the foregoing opinions relate to the enforceability of any document, such opinions are subject to (1) applicable bankruptcy, insolvency, and similar laws relating to or affecting the rights and remedies of creditors generally, and (2) general principals of equity.

                  C. To the extent that our opinions in this opinion letter involve conclusions as to the matters set forth in any of the opinion letters of
(1) Richards, Layton & Finger, dated March 28, 2002, (2) Cravath, Swaine & Moore, dated March 28, 2002, and (3) Brian T. Hunt, dated January 17, 2003, we have assumed the correctness of the matters set forth in such opinion letters.

                  D. We have assumed the due authorization, execution, and delivery of the Documents by each of the parties thereto, that each of such parties has the power and authority to execute, deliver, and perform each such Document, and has obtained or made all necessary consents, approvals, filings, and registrations in connection therewith (except any required by ATA or ATA Holdings), that such execution, delivery, and performance do not violate the charter, by-laws, or similar instrument of such parties, and that WTC is duly organized, validly existing, and in good standing in its jurisdiction of organization and that WTC and the Trustee are qualified to transact business in each jurisdiction where such qualification is required.

                  E. We have assumed the due authorization, execution, and issuance of the Old Certificate by the Trustee and the due authentication thereof by the Trustee and the delivery thereof against payment therefor, all in accordance with each of the related Pass Through Trust Agreements.

                  F. We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents

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      TROUTMAN SANDERS LLP
         ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

ATA Holdings Corp.
American Trans Air, Inc.
January 17, 2003
Page 4



submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform to the originals.

         The addressees may rely on this opinion in connection with the matters set forth herein. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, or be relied on by the addressees for any other purpose. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Troutman Sanders LLP under the headings "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                                     Very truly yours,

                                                     TROUTMAN SANDERS LLP

                                                     /s/ Troutman Sanders
                                                     --------------------